Exhibit 99.02
                                Southern Company
                              Financial Highlights

               (In Millions of Dollars Except Earnings Per Share)

                                                        3 Months Ended March
                                                    ---------------------------
                                                      2005               2004
                                                      ----               ----
                                                    (Notes)             (Notes)

Consolidated Earnings-
(See Notes)
Retail Business                                     $  233               $ 245
Competitive Generation                                  58                  54
                                                    ------               -----
 Total                                                 291                 299
Synthetic Fuels                                         22                  20
Leasing Business                                         6                   7
Parent Company and Other                                 4                   5
                                                    ------              ------
Net Income                                          $  323              $  331
                                                    ======              ======

Basic Earnings Per Share-(See Notes)                $ 0.43              $ 0.45

Operating Revenues                                  $2,864              $2,732
Average Shares Outstanding (in millions)               744                 737
End of Period Shares Outstanding (in millions)         744                 737


Notes
-----

-Diluted earnings per share are not more than 1 cent for any period reported above and are not material.
-Certain prior year data has been reclassified to conform with current year presentation.
-Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.